                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM T-1
                                   --------

                      STATEMENT OF ELIGIBILITY UNDER THE
   TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2)


                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of Trustee as specified in its charter)

           MASSACHUSETTS                                 04-1867445
  (Jurisdiction of incorporation or                  (I.R.S. Employer
organization if not a U.S. National Bank)           Identification No.)

225 Franklin Street, Boston, Massachusetts                02110
(Address of principal executive offices)                (Zip Code

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts 02110
                                (617) 654-3253
           (Name, address and telephone number of agent for service)


                     UNITED RENTALS (NORTH AMERICA), INC.
              (Exact name of obligor as specified in its charter)

                   DELAWARE                                06-1493538
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                     FOUR GREENWICH OFFICE PARK, 3rd FLOOR
                         GREENWICH, CONNECTICUT 06830
              (Address of principal executive offices) (Zip Code)

                  9-1/4% SENIOR SUBORDINATED NOTES DUE 2009

                        (Title of indenture securities)

GENERAL

     Item 1. General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

                    Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                    Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

     Item 2.   Affiliations with Obligor.

               If the Obligor is an affiliate of the trustee, describe each such affiliation.

                    The obligor is not an affiliate of the trustee or of its parent, STATE STREET CORPORATION.

                    (see note on page 2.)

     Item 3. through item 15.     Not Applicable.

     Item 16.  List of Exhibits.

               List below all exhibits filed as part of this statement of eligibility.

               1. A copy of the articles of association of the trustee as now in effect.

                        A copy of the articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

               2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                        A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as
                        Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

                3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                        A copy of the authorization of the trustee to exercise
               corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

               4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                        A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

        5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                Not applicable.

        6. The consents of United States institutional trustees required by
Section 321(b) of the Act.

                The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

        7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

        In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

        The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the April 9, 1999


                                      STATE STREET BANK AND TRUST COMPANY


                                      By: /s/ Laurel Melody-Casasanta
                                         -------------------------------
                                      NAME  Laurel Melody-Casasanta
                                      TITLE Assistant Vice President

                                   EXHIBIT 6

                            CONSENT OF THE TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by United Rentals (North America), Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        STATE STREET BANK AND TRUST COMPANY

                                        By: /s/ Laurel Melody-Casasanta
                                           --------------------------------
                                        NAME  Laurel Melody-Casasanta
                                        TITLE Assistant Vice President


Dated: April 9, 1999

                                   EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                              Thousands of
ASSETS                                                                        Dollars
Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin                1,209,293
        Interest-bearing balances                                        12,007,895
Securities                                                                9,705,731
Federal funds sold and securities purchased
        under agreements to resell in domestic offices
        of the bank and its Edge subsidiary                               9,734,476
Loans and lease financing receivables:
        Loans and leases, net of unearned income              6,973,125
        Allowance for loan and lease losses                      84,308
        Allocated transfer risk reserve                               0
        Loans and leases, net of unearned income and allowances           6,888,817
Assets held in trading accounts                                           1,574,999
Premises and fixed assets                                                               523,514
Other real estate owned                                                           0
Investments in unconsolidated subsidiaries                                      612
Customers' liability to this bank on acceptances outstanding                 47,334
Intangible assets                                                           212,743
Other assets                                                              1,279,224
                                                                        -----------

Total assets                                                             43,184,638
                                                                        ======================

LIABILITIES

Deposits:
        In domestic offices                                             10,852,862
                Noninterest-bearing                                      8,331,830
                Interested-bearing                                       2,521,032
        In foreign offices and Edge subsidiary                          16,761,573
                Noninterest-bearing                                         83,010
                Interest-bearing                                        16,678,563
Federal funds purchased and securities sold under
        agreements to repurchase in domestic offices of
        the bank and of its Edge subsidiary                             10,041,324
Demand notes issued to the U.S. Treasury                                   108,420
        Trading liabilities                                              1,240,938
Other borrowed money                                                       322,331
Subordinated notes and debentures                                                0
Bank's liability on acceptances executed and outstanding                    47,334
Other liabilities                                                        1,126,058

Total liabilities                                                       40,500,840
                                                                        -----------
EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                 0
Common stock                                                                29,931
Surplus                                                                    468,511
Undivided profits and capital reserves/Net unrealized holding                  2,164,055
 gains (losses)
        Net unrealized holding gains (losses) on available-for-sale                    21,638
         securities
Cumulative foreign currency translation adjustments                            (337)

Total equity capital                                                      2,683,798
                                                                         -----------
Total liabilities and equity capital                                     43,184,638
                                                                         -----------

                                       4

I, Rex S. Schutte, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                Rex S. Schutte


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

David A. Spina
Marshall N. Carter
Truman S. Casner